                          AMENDMENT TO CREDIT AGREEMENT

     This Amendment,  dated as of March 27, 2001, is made by and between FACTUAL
DATA CORP., a Colorado corporation (the "Borrower"), and

WELLS FARGO BANK,  NATIONAL  ASSOCIATION,  a national  banking  association (the
"Lender"), and is effective as of December 31, 2000.

                                    Recitals

     The Borrower and the Lender have entered into that certain Credit Agreement dated as of May 23, 2000 (as supplemented and amended,  the "Credit Agreement").
Capitalized  terms used in these recitals have the meanings given to them in the
Credit Agreement unless otherwise specified.

     The Borrower has voluntarily undertaken two significant one-time charges to its income  statement that altered its financial  results for the fourth quarter of 2000:  (a) the  Borrower  took a charge of nearly  $12,000,000  related  to a change  in its  accounting  policy  from  valuing  Intangible  Assets  based  on undiscounted  cash flows to valuing such  Intangible  Assets based on discounted cash flows, and (b) the Borrower took a charge of over $3,000,000 related to the strategic  consolidation  of several of its branch  offices  (collectively,  the
"One-Time Charges").

     The Borrower has  requested  that certain  amendments be made to the Credit
Agreement,  effective as of December  31,  2000,  which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual covenants and agreements herein contained, it is agreed as follows:

     1.  Defined  Terms.  Capitalized  terms  used in this  Amendment  which are defined in the Credit Agreement shall have the same meanings as defined therein, unless  otherwise  defined  herein.  In  addition,  Section  1.1 of  the  Credit
Agreement  is amended by adding or amending,  as the case may be, the  following definitions:

     "Adjusted  Funded Debt"  means,  with  respect to the  applicable  Covenant
Computation Date, Funded Debt minus the Experian Lease Amount.

     "Adjusted  Pro Forma  EBITDA"  of any  Person  means,  with  respect to the applicable Covenant  Computation Period, the Pro Forma EBITDA minus the Experian
Lease Payments.

     "Cash Flow Available for Debt Service" of any Person means, with respect to the applicable Covenant Computation Period, such Person's Pro Forma EBITDA minus taxes  payable on account  thereof and minus Capital  Expenditures  not financed with proceeds of additional Debt.

     "Cash Interest  Expense" of any Person means,  for the  applicable  period, such Person's  Interest  Expense minus any Interest Expense the payment of which has been deferred by the related  creditor for a period greater than twelve (12)
calendar months.

     "Covenant  Computation  Date" means, (a) with respect to the Total Leverage
Ratio and the Senior  Leverage  Ratio,  the last  Business Day of each  calendar month,  and (b) for all other  purposes,  the last  Business  Day of each fiscal quarter (March 31, June 30, September 30, and December 31, as the case may be).

     "Debt  Service  Requirements"  of any  Person  means,  with  respect to the applicable Covenant Computation Period, the aggregate,  without duplication,  of such  Person's (a) Cash Interest  Expense,  (b) all  scheduled  installments  of principal on Funded Debt excluding  voluntary  prepayments of principal made, or to be made,  under  the Term  Note and any  principal  payments  made  under the
Revolving  Note  which  are  due on  demand  or  during  such  period,  (c)  all
Capitalized  Lease Principal  which is due on demand or during such period,  and
(d) Experian Lease Payments.

     "Experian" means Experian Information Solutions, Inc., an Ohio corporation.

     "Experian  Leases" means the three (3) lease  arrangements  entered into by and between the  Borrower and  Experian as follows:  (a) that certain  agreement dated as of April 28, 2000, relating to the State of Colorado;  (b) that certain agreement  dated as of December 1, 2000,  relating to the Southern Region of the
State of Texas;  and (c) that  certain  agreement  dated as of February 1, 2001, relating to the State of Wyoming.

     "Experian  Lease Amount"  means,  with respect to the  applicable  Covenant
Computation Date, the amount outstanding under the Experian Leases, equal to the present value of all scheduled  lease  payments that are not yet due and payable under the lease arrangement discounted at a rate of 9.985%.

     "Experian Lease Payments"  means,  with respect to the applicable  Covenant
Computation  Period,  the aggregate of payments made by the Borrower to Experian in  accordance  with  the  terms  of the  Experian  Leases,  including  any fees associated therewith and prepayments thereof.

     "Eurodollar Spread" means the amount as set forth below:

             Term Facility   Revolving Facility          Status
             -------------   ------------------          ------

                 2.75%            2.75%            Level 1 Status

                 3.00%            3.00%            Level 2 Status

                 3.50%            3.50%            Level 3 Status

     This spread shall be established for each calendar month, commencing on the date hereof, and shall be determined  monthly based on the Borrower's  financial statements  which are to be delivered  pursuant to Section  5.1(b)  hereof.  Any adjustment  to this spread shall not become  effective  until two (2) days after receipt of such  financial  statements by the Bank. For the period from the date hereof up to the point  when this  spread  shall be  determined  based  upon the
Borrower's  financial  statements  for the period  ending March 31,  2001,  this spread shall be at a Level 2 Status.

     "Floating Spread" means the amount as set forth below:

            Term Facility    Revolving Facility         Status
            -------------    ------------------         ------

                 0.25%            0.25%            Level 1 Status

                 0.50%            0.50%            Level 2 Status

                 0.75%            0.75%            Level 3 Status

     This spread shall be established for each calendar month, commencing on the date hereof, and shall be determined  monthly based on the Borrower's  financial statements  which are to be delivered  pursuant to Section  5.1(b)  hereof.  Any adjustment  to this spread shall not become  effective  until two (2) days after receipt of such  financial  statements by the Bank. For the period from the date hereof up to the point  when this  spread  shall be  determined  based  upon the
Borrower's  financial  statements  for the period  ending March 31,  2001,  this spread shall be at a Level 2 Status.

     "Level 1 Status"  means that period of time  during  which the ratio of the
FDC Group's  Adjusted  Funded Debt to Adjusted Pro Forma  EBITDA,  on a trailing twelve-month basis, is less than 2.00 to 1.00.

     "Level 2 Status"  means that period of time  during  which the ratio of the
FDC Group's  Adjusted  Funded Debt to Adjusted Pro Forma  EBITDA,  on a trailing twelve month basis, is equal to or greater than 2.00 to 1.00 and is less than or equal to 2.25 to 1.00.

     "Level 3 Status"  means that period of time  during  which the ratio of the
FDC Group's  Adjusted  Funded Debt to Adjusted Pro Forma  EBITDA,  on a trailing twelve-month  basis,  with respect to  computation  of the Term Spread only,  is greater than 2.25 to 1.00.

     "Senior Leverage Ratio" has the meaning specified in Section 5.8.

     "Total Leverage Ratio" has the meaning specified in Section 5.9.

     2. Senior  Leverage  Ratio.  Section 5.8 of the Credit  Agreement is hereby amended in its entirety to read as follows:

     Section  5.8  Senior  Leverage  Ratio.  The FDC Group will  maintain,  on a combined basis, as of each Covenant  Computation Date, the ratio of its Adjusted
Funded Debt, excluding  Subordinated Debt, to its Adjusted Pro Forma EBITDA (its
"Senior  Leverage  Ratio")  at not  more  than  2.50  to 1.00  for the  Covenant
Computation Periods ending on or near January 31, 2001, February 28, 2001, March
31, 2001,  April 30, 2001,  and May 31, 2001;  at not more than 2.25 to 1.00 for the Covenant Computation Periods ending on or near June 30, 2001, July 31, 2001,
August 31, 2001, and September 30, 2001;  and, at not more than 2.00 to 1.00 for the Covenant  Computation  Periods ending on or near October 31, 2001,  November
30, 2001, December 31, 2001, and thereafter.

     3. Total  Leverage  Ratio.  Section 5.9 of the Credit  Agreement  is hereby amended in its entirety to read as follows:

     Section  5.9 Total  Leverage  Ratio.  The FDC  Group  will  maintain,  on a combined  basis,  as of each Covenant  Computation  Date, the ratio of its total
Adjusted  Funded Debt to its  Adjusted  Pro Forma  EBITDA  (its "Total  Leverage
Ratio")  at not more  than  3.50 to 1.00 for the  Covenant  Computation  Periods ending on or near January 31, 2001, February 28, 2001, March 31, 2001, April 30,
2001,  and May 31,  2001;  at not  more  than  3.25  to  1.00  for the  Covenant
Computation  Periods ending on or near June 30, 2001, July 31, 2001,  August 31,
2001,  and  September  30,  2001;  and,  at not more  than  3.00 to 1.00 for the
Covenant  Computation  Periods ending on or near October 31, 2001,  November 30,
2001, December 31, 2001, and thereafter.

     4. Debt Service  Coverage  Ratio.  Section 5.10 of the Credit  Agreement is
hereby amended in its entirety to read as follows:

     Section 5.10 Debt Service Coverage Ratio. The FDC Group will maintain, on a combined  basis,  as of December 31, 2001,  and each Covenant  Computation  Date thereafter, its Debt Service Coverage Ratio at not less than 1.15 to 1.00.

     5. Minimum  Stockholder's  Equity.  Section 5.11 of the Credit Agreement is
hereby amended in its entirety to read as follows:

     Section 5.11 Minimum  Stockholders' Equity. The FDC Group will maintain, on a combined basis, as of each Covenant Computation Date, its Stockholders' Equity at not less than the total of $15,000,000 plus, subsequent to December 31, 2000, fifty  percent (50%) of the after tax net income of the FDC Group for the fiscal year ending  December 31,  2001,  and  thereafter  (with any negative net income counting as zero (0) for purposes of the foregoing).

     6. Minimum Pro Forma EBITDA. Section 5.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

     Section 5.12 Minimum Pro Forma EBITDA. The FDC Group will achieve Pro Forma
EBITDA, on a combined basis and prior to deduction of the One-Time  Charges,  as of each Covenant  Computation Date,  amounts not less than the amounts set forth opposite the applicable Covenant Computation Periods set forth below:

              Covenant Computation                    Minimum
          Periods (ending on or near)            Pro Forma EBITDA
          ---------------------------            ----------------

           01/31/2001 and 02/28/2001                $4,500,000

           03/31/2001, 04/30/2001 and               $5,500,000
                   05/31/2001

           06/30/2001, 07/31/2001 and               $5,750,000
                   08/31/2001

           09/30/2001, 10/31/2001 and               $6,000,000
                   11/30/2001

           12/31/2001 and thereafter                $6,500,000

     7. Interest Coverage Ratio.  Section 5.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

     Section 5.13 Interest  Coverage  Ratio.  The FDC Group will maintain,  on a combined  basis and prior to deduction of the One-Time  Charges,  as of December
31, 2001, and each Covenant  Computation Date thereafter,  its Interest Coverage
Ratio at not less than 3.00 to 1.00.

     8. Consolidation and Merger; Asset Acquisitions.  Section 6.7 of the Credit
Agreement is hereby amended in its entirety to read as follows:

     Section  6.7   Consolidation   and  Merger;   Asset   Acquisitions;   Lease
Transactions.  The  Borrower  will  not,  nor will it allow  any  member  of the
Affiliated Group to,  consolidate  with or merge into any Person,  or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or  substantially  all the assets of any other  Person;  provided,  however,  that the Borrower (or any member of the
Affiliated  Group) may make Permitted  Business  Acquisitions,  with the express written  consent  of the  Bank,  so  long as the  purchase  price  for any  such
Permitted   Business   Acquisition  does  not  exceed  $100,000  per  individual
transaction, and the purchase price for all such Permitted Business Acquisitions within  any  fiscal  year  of the  Borrower  does  not  exceed  $100,000  in the aggregate. For purposes of the foregoing, "Permitted Business Acquisition" shall mean a purchase by the  Borrower  (or any member of the  Affiliated  Group) of a
Person which (a) is in a similar line of business as the Borrower, (b) where the
Person being  acquired has posted  positive  EBITDA (as such term would apply to such Person) for the most recent  twelve (12) month  trailing  period,  and (c )
where the Borrower  (or any member of the  Affiliated  Group)  acquires at least fifty-one  percent (51%) of the outstanding stock of such Person being acquired.
The Borrower will not, nor will it allow any member of the Affiliated  Group to, enter into a licensing or lease  transaction  with  Experian or any other entity without the express prior written consent and approval of the Lender.

     9. Capital  Expenditures.  Section  6.11 of the Credit  Agreement is hereby amended in its entirety to read as follows:

     Section 6.11 Capital Expenditures. The FDC Group will not incur or contract to incur Capital  Expenditures,  on a combined basis,  during any fiscal year of more than $2,000,000 in the aggregate.

     10.  Events of Default.  The period at the end of paragraph  (l) of Section
7.1 is deleted and replaced with "; or" and following  paragraph (m) is added to the end of Section 7.1:

     (m)  breach  of the  covenant  of  the  Borrower  in  Section  5.8 of  this
Agreement,  and the  continuance  of such  breach  for a period of five (5) days after the occurrence of such breach.

     11. Rights and Remedies.  The period at the end of paragraph (e) of Section
7.2 is deleted and replaced with "; and" and following paragraph (f) is added to the end of Section 7.2:

     (f) with respect to a breach under Section  7.1(m)  hereof,  with notice to the  Borrower,  the  outstanding  principal  balance of each Advance  shall bear interest at the Default Rate until the Borrower either (1) cures such breach, or
(2) repays the outstanding principal balance of such Advances in full, including interest at the Default Rate.

     12. No Other Changes.  Except as explicitly amended by this Amendment,  all of the terms and conditions of the Credit  Agreement  shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     13. Waiver of Certain  Financial  Covenants.  Prior to the effectiveness of this Amendment,  the Borrower was not in compliance with the following financial covenants of the Credit Agreement:

     (a)  Senior  Leverage  Ratio,  as  provided  in  Section  5.8 of the Credit
Agreement,  for the Covenant Computation Period ending on December 31, 2000, was in excess of 2.00 to 1.00 (maximum was 2.00 to 1.00);

     (b) Minimum Stockholders' Equity, as provided in Section 5.11 of the Credit
Agreement,  for the fiscal year ending on December  31,  2000,  was  $15,255,300
(minimum was $25,000,000);

     (c) Minimum  EBITDA,  as provided in Section 5.12 of the Credit  Agreement, for the fiscal year ending on December 31,  2000,  was  $4,749,474  (minimum was
$6,000,000); and,

     (d)  Capital  Expenditures,  as  provided  in  Section  6.11 of the  Credit
Agreement,  for the fiscal year  ending on December  31,  2000,  was  $2,007,750
(maximum was $1,500,000).

     Upon execution of this Amendment by the parties hereto,  and subject to the terms and conditions set forth in this  Amendment,  the Lender hereby waives the
Borrower's failure to comply with the financial  covenants set forth above. This waiver shall be effective  only in this  specific  instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

     14.  Conditions  Precedent.  This  Amendment,  and the  waiver set forth in
Paragraph 13 hereof,  shall be effective  when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

     (a) The  Acknowledgment  and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

     (b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions  of the board of directors of the Borrower  approving  the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the  Borrower,  which were  certified  and delivered to the Lender pursuant  to the  Certificate  of  Authority  of  the  Borrower's  secretary  or assistant secretary dated as of April 28, 2000, in connection with the execution and delivery of the Credit Agreement, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered,  and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender,  pursuant to the Certificate of Authority of the Borrower's  secretary or assistant  secretary dated as of April 28, 2000, as being authorized to sign and to act on behalf of the Borrower  continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower  authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

     (c) An opinion of the  Borrower's  counsel as to the  matters  set forth in paragraphs 15(a) and 15(b) hereof and as to such other matters as the Lender shall require.

     (d) Payment of or  reimbursement  for the costs and  expenses  described in
Paragraph 19.

     (e) Such other matters as the Lender may require.

     15.  Representations  and Warranties.  The Borrower  hereby  represents and warrants to the Lender as follows:

     (a) The  Borrower  has all  requisite  power and  authority to execute this
Amendment and to perform all of its  obligations  hereunder,  and this Amendment has been duly executed and delivered by the Borrower and  constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (b)  The  execution,  delivery  and  performance  by the  Borrower  of this
Amendment have been duly authorized by all necessary corporate action and do not
(i)  require  any  authorization,   consent  or  approval  by  any  governmental
department,  commission,  board, bureau, agency or instrumentality,  domestic or foreign,  (ii) violate any  provision of any law,  rule or  regulation or of any order, writ,  injunction or decree presently in effect,  having applicability to the Borrower,  or the articles of incorporation  or by-laws of the Borrower,  or
(iii) result in a breach of or  constitute a default under any indenture or loan or credit  agreement or any other  agreement,  lease or  instrument to which the
Borrower is a party or by which it or its properties may be bound or affected.

     (c) All of the  representations  and warranties  contained in Article IV of the Credit  Agreement are correct on and as of the date hereof as though made on and as of  such  date,  except  to the  extent  that  such  representations  and warranties relate solely to an earlier date.

     16. References.  All references in the Credit Agreement to "this Agreement"
shall be deemed to refer to the Credit Agreement as amended hereby;  and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     17. No Other  Waiver.  Except  as set forth in  Paragraph  13  hereof,  the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any breach or default under the Credit Agreement or breach,  default or event of default  under any  Security  Document  or other document  held by the Lender,  whether or not known to the Lender and whether or not existing either on the date hereof or the effective date hereof.

     18. Release. The Borrower, and each Guarantor by signing the Acknowledgment
and   Agreement  of   Guarantor   set  forth  below,   hereby   absolutely   and
unconditionally  releases  and forever  discharges  the Lender,  and any and all
participants,   parent   corporations,   subsidiary   corporations,   affiliated
corporations,  insurers,  indemnitors,  successors and assigns thereof, together with all of the present and former directors,  officers, agents and employees of any of the  foregoing,  from any and all claims,  demands or causes of action of any  kind,  nature  or  description,  whether  arising  in law or equity or upon contract  or tort or under  any state or  federal  law or  otherwise,  which the
Borrower or such  Guarantor  has had,  now has or has made claim to have against any such person for or by reason of any act,  omission,  matter,  cause or thing whatsoever  arising from the beginning of time to and including the date hereof, whether  such  claims,  demands and causes of action are matured or unmatured or known or unknown.

     19. Costs and Expenses.  The Borrower hereby  reaffirms its agreement under the Credit  Agreement to pay or reimburse the Lender on demand for all costs and expenses  incurred by the Lender in connection  with the Credit  Agreement,  the
Security  Documents  and all other  documents  contemplated  thereby,  including without  limitation  all  reasonable  fees and  disbursements  of legal counsel.
Without  limiting the  generality of the  foregoing,  the Borrower  specifically agrees  to pay all fees and  disbursements  of  counsel  to the  Lender  for the services  performed by such counsel in connection  with the  preparation of this
Amendment and the  documents and  instruments  incidental  hereto.  The Borrower hereby  agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the
Borrower under the Credit Agreement,  or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     20.  Miscellaneous.  This Amendment and the Acknowledgment and Agreement of
Guarantor may be executed in any number of  counterparts,  each of which when so
executed  and   delivered   shall  be  deemed  an  original  and  all  of  which
counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION        FACTUAL DATA CORP.

By /s/ Michael J. McGroarty
   Michael J. McGroarty                       By /s/ J. H. Donnan
   Its Vice President                            J. H. Donnan
                                                 Its President

                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The  undersigned,  a guarantor of the indebtedness of Factual Data Corp., a
Colorado   corporation  (the   "Borrower"),   to  Wells  Fargo  Bank,   National
Association,  a  national  banking  association  (the  "Lender")  pursuant  to a
Guaranty  dated as of May 23,  2000 (the  "Guaranty"),  hereby (i)  acknowledges receipt  of the  foregoing  Amendment;  (ii)  consents  to the terms  (including without  limitation  the release set forth in paragraph 18 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend,  renew or otherwise  modify the Credit Agreement and any indebtedness or agreement of the Borrower,  or enter into any agreement or extend  additional or other credit  accommodations,  without notifying or obtaining the consent of the undersigned  and without  impairing the liability of the  undersigned  under the
Guaranty  for all of the  Borrower's  present  and  future  indebtedness  to the
Lender.

                                    FDC ACQUISITION, INC.

                                    By /s/ J. H. Donnan
                                       J. H. Donnan
                                       Its President